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                         GODFREY & KAHN, S.C.

                           Attorneys at Law
                       780 North Water Street
                   Milwaukee, Wisconsin  53202-3590

(414) 273-3500                                      With Offices in:
FAX (414) 273-5198                                    Milwaukee, Wisconsin
                                                      Green Bay, Wisconsin
                                                      Madison, Wisconsin
                                                      Oshkosh, Wisconsin
                                                      Sheboygan, Wisconsin

                         April 14, 1994




Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin  53202

Gentlemen:

          We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the
"Registration Statement") relating to the offer and sale by you of up to 3,000,000 shares of common stock, $1.00 par value, (the
"Shares"), in the manner set forth in the Registration
Statement.

          We have examined: (a) the Registration Statement, (b) the Company's Restated Articles of Incorporation, and By-Laws, as amended to date, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee; certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section

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Marshall & Ilsley Corporation
April 14, 1994
Page 2


11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.